Exhibit 99.1

Identiv Reports Fourth Quarter and Full Year 2023 Financial Results

Record Fiscal Year Revenues of $116.4 million

Delivered $4.8 million in Cash Flow from Operations in Fourth Quarter 2023

Secured Second Facility in Thailand for Future RFID Production

FREMONT, Calif. — March 12, 2024 — Identiv, Inc. (NASDAQ: INVE), a global digital security and identification leader in the Internet of Things (IoT), today released its financial results for the fourth quarter and fiscal year ended December 31, 2023.

Recent Financial and Operational Highlights

•	FY 2023 revenue was $116.4 million, up 3% year-over-year.

•	Ended Q4 2023 with $24.4 million in cash, cash equivalents and restricted cash. Maintained a strong working capital position of $48.7 million exiting the fourth quarter.

•	Federal billings in FY 2023 increased 9% year-over-year.

•	Software, services, and recurring revenues grew to a record 24% of Premises segment revenues in Q4 2023.

•	FY 2023 RFID units shipped increased to just under 200 million units.

•	Continued to scale production in Thailand, the facility’s first year in operation, and exited 2023 with a capacity for primary processes of 200 million units.

•	Signed lease for adjacent building in Thailand, securing our ability to expand production as needed.

•	Collaborated with Energous and Wiliot on a real-time tracking solution for temperature-sensitive assets; currently in pilot with several logistics companies in Europe.

•	Commenced engagement with retail data platform company Nexite to support further growth of BLE-enabled RFID category.

•	Launched ScrambleFactor reader with biometrics and multi-factor authentication for Federal market customers.

•	Partnered with Mazars USA LLP Consulting Group on a new AI-enabled retail operations solution that integrates Microsoft Dynamics 365 with our bitse.io platform.

•	Opened the IoT Excellence Center in Germany, showcasing the breadth of our complete IoT portfolio for current and prospective customers.

•	Secured a $2 million contract from a global electronics retailer for a secure employee login application.

•	Released bitse.io 3.0, the latest version of our global IoT connecting cloud platform, which includes advanced features for supply chain monitoring and customer engagement.

•	Showed continued strength in OEM reader sales, doubling category revenues quarter-over-quarter.

•	Board-led strategic review continued to be a major focus and activity in Q4 2023.

Fiscal Year 2023 Financial Results

Revenue for fiscal year 2023 was $116.4 million, a 3% increase from $112.9 million in fiscal year 2022. By segment, Identity revenues were $68.1 million and Premises revenues were $48.3 million.

Fiscal year 2023 GAAP gross margin was 36.2% and non-GAAP gross margin was 37.9%.

GAAP operating expenses, including research and development, sales, and marketing, and general and administrative, totaled $47.2 million in fiscal year 2023, compared to $41.3 million in fiscal year 2022. Non-GAAP operating expenses totaled $41.3 million in fiscal year 2023, compared to $37.1 million in fiscal year 2022.

GAAP net loss in fiscal year 2023 was ($5.5) million, or ($0.29) per basic and diluted share, compared to GAAP net loss of ($0.4) million, or ($0.07) per basic and diluted share, in fiscal year 2022.

Non-GAAP adjusted EBITDA for fiscal year 2023 was $2.8 million, compared to $5.4 million in fiscal year 2022.

Fourth Quarter 2023 Financial Summary

Revenue for the fourth quarter 2023 was $29.0 million, compared to $31.8 million in the prior quarter and $29.0 million in the fourth quarter of 2022. By segment, Identity revenues were $17.5 million and Premises revenues totaled $11.5 million.

Fourth quarter 2023 GAAP gross margin was 35.1% and non-GAAP gross margin was 37.0%.

GAAP operating expenses, including research and development, sales, and marketing, and general and administrative, totaled $11.8 million in the fourth quarter of 2023, compared to $11.6 million in the prior quarter and $10.2 million in the fourth quarter of 2022. Non-GAAP operating expenses were $9.8 million in the fourth quarter of 2023, compared to $10.3 million in the prior quarter and $9.3 million in the fourth quarter of 2022. Excluded from our fourth quarter 2023 non-GAAP operating expenses were $0.4 million in costs related to the ongoing Board-led strategic review.

GAAP net loss for the fourth quarter 2023 was ($1.6) million, or ($0.08) per basic and diluted share, compared to GAAP net loss of ($0.02) million, or ($0.01) per basic and diluted share, in the prior quarter and GAAP net income of $0.3 million, or $0.00 per basic and diluted share, in the fourth quarter of 2022.

Non-GAAP adjusted EBITDA in the fourth quarter of 2023 was $0.9 million, compared to $2.2 million in the prior quarter and $1.7 million in the fourth quarter of 2022.

Management Commentary

“In 2023, we delivered record fiscal year revenue while keeping margins healthy with a consistent focus on delivering disciplined growth,” said Identiv CEO Steven Humphreys. “Our commitment to maintaining a strong balance sheet enabled us to deliver a record quarter for cash flow from operations, while investing to build our foundation for strategic growth.”

Financial Outlook

Identiv provides guidance based on current market conditions and expectations, including macroeconomic conditions and customer demand. For fiscal Q1 2024, management currently expects net revenues in the range of $22 million to $24 million, with normal seasonality expected to continue.

Conference Call

Identiv management will hold a conference call today, March 12, 2024, at 5:00 p.m. EDT (2:00 p.m. PDT) to discuss the company’s fourth quarter and fiscal year 2023 financial results. A question-and-answer session will follow management’s presentation.

Toll-Free: 888-506-0062

International Number: 973-528-0011

Call ID: 107746

Webcast link: Register and Join

The teleconference replay will be available through March 26, 2024, by dialing 877-481-4010 (Toll-Free Replay Number) or 919-882-2331 (International Replay Number) and entering passcode 49814.

If you have any difficulty connecting with the teleconference, please contact Identiv Investor Relations at IR@identiv.com.

About Identiv

Identiv, Inc. is a global leader in digitally securing the physical world. Identiv’s platform encompasses RFID and NFC, cybersecurity, and the full spectrum of physical access, video, and audio security. Identiv is a publicly traded company, and its common stock is listed on the Nasdaq Stock Market LLC in the U.S. under the symbol “INVE.” For more information, visit identiv.com.

Non-GAAP Financial Measures

This press release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP adjusted EBITDA, non-GAAP gross margin, and non-GAAP operating expenses. Identiv uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating ongoing operational performance. Identiv believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Non-GAAP gross margin excludes stock-based compensation and amortization and depreciation. Non-GAAP adjusted EBITDA excludes items that are included in GAAP net income (loss), GAAP operating expenses, and GAAP gross margin, and excludes income tax provision, interest expense, net foreign currency gains (losses), net stock-based compensation, amortization and depreciation, restructuring and severance, gain on investment, and strategic review-related costs. Non-GAAP operating expenses exclude stock-based compensation, amortization and depreciation, and restructuring and severance. For historical periods, the exclusions are detailed in the reconciliation table included in this press release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipate,” “believe,” “continue,” “plan,” “will,” “intend,” “expect,” “outlook,” and similar references to the future. Any statement that is not a historical fact, including statements regarding: the Company’s expectations regarding future operating and financial outlook and performance, including 2024 first quarter guidance and outlook; the Company’s strategy, focus and its foundation for growth; the Company’s expectations regarding seasonality; expected benefits of the Company’s Thailand production facilities, including the Company’s ability to expand production capacity; and the Company’s expectations with respect to demand and customer orders. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to completion of the 2023 audit and any related adjustments; the Company’s ability to continue the momentum in its business, its ability to successfully execute its business strategy, its ability to capitalize on trends in its business, its ability to satisfy customer demand and expectations, the level and timing of customer orders and changes/cancellations, the success of its products and strategic partnerships, industry trends and seasonality, the impact of macroeconomic conditions and customer demand, inflation and increases in prices, the effects of the strategic review on the Company’s business, and the other factors discussed in its periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2022, and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

IR@identiv.com

Media Contact:

press@identiv.com

Identiv, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net revenue	$28,985	$31,846	$29,001	$116,383	$112,915
Cost of revenue	18,821	19,905	18,421	74,219	71,971

Gross profit	10,164	11,941	10,580	42,164	40,944

Operating expenses:
Research and development	2,952	2,916	2,283	11,590	9,916
Selling and marketing	4,938	5,641	5,021	22,555	20,730
General and administrative	3,570	2,939	2,806	12,360	10,429
Restructuring and severance	338	104	70	714	202

Total operating expenses	11,798	11,600	10,180	47,219	41,277

Income (loss) from operations	(1,634)	341	400	(5,055)	(333)
Non-operating income (expense):
Interest expense, net	(76)	(211)	(42)	(427)	(143)
Gain on investment	—	132	—	132	30
Foreign currency gains (losses), net	209	(264)	44	25	155

Income (loss) before income tax provision	(1,501)	(2)	402	(5,325)	(291)
Income tax provision	(103)	(20)	(63)	(164)	(101)

Net income (loss)	(1,604)	(22)	339	(5,489)	(392)
Cumulative dividends on Series B convertible preferred stock	(319)	(319)	(304)	(1,266)	(1,206)

Net income (loss) available to common stockholders	$(1,923)	$(341)	$35	$(6,755)	$(1,598)

Net income (loss) per common share:
Basic	$(0.08)	$(0.01)	$0.00	$(0.29)	$(0.07)
Diluted	$(0.08)	$(0.01)	$0.00	$(0.29)	$(0.07)

Weighted average shares used in computing net income (loss) per common share:
Basic	23,248	23,174	22,737	23,068	22,659
Diluted	23,248	23,174	23,160	23,068	22,659

Identiv, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2023	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$23,312	$19,674	$16,650
Restricted cash	1,072	1,254	487
Accounts receivable, net of allowances	21,969	25,892	24,826
Inventories	28,712	29,423	28,958
Prepaid expenses and other current assets	4,421	5,238	4,177

Total current assets	79,486	81,481	75,098
Property and equipment, net	9,320	8,518	6,719
Operating lease right-of-use assets	5,214	5,525	4,373
Intangible assets, net	4,251	4,483	5,265
Goodwill	10,218	10,189	10,190
Other assets	1,234	1,261	1,120

Total assets	$109,723	$111,457	$102,765

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,250	$12,099	$15,231
Financial liabilities	9,949	9,939	—
Operating lease liabilities	1,714	1,708	1,190
Deferred revenue	2,341	2,474	2,068
Accrued compensation and related benefits	2,334	2,580	2,757
Other accrued expenses and liabilities	2,194	2,872	2,147

Total current liabilities	30,782	31,672	23,393
Long-term operating lease liabilities	3,716	4,037	3,366
Long-term deferred revenue	927	904	587
Other long-term liabilities	26	25	25

Total liabilities	35,451	36,638	27,371
Total stockholders’ equity	74,272	74,819	75,394

Total liabilities and stockholders’ equity	$109,723	$111,457	$102,765

Identiv, Inc.

Reconciliation of GAAP to Non-GAAP Financial Information

(in thousands)

(unaudited)

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Reconciliation of GAAP gross margin to non-GAAP gross margin
GAAP gross profit	$10,164	$11,941	$10,580	$42,164	$40,944

Reconciling items included in GAAP gross profit:
Stock-based compensation	60	45	53	195	191
Amortization and depreciation	491	458	363	1,737	1,312

Total reconciling items included in GAAP gross profit	551	503	416	1,932	1,503

Non-GAAP gross profit	$10,715	$12,444	$10,996	$44,096	$42,447

Non-GAAP gross margin	37%	39%	38%	38%	38%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses
GAAP operating expenses	$11,798	$11,600	$10,180	$47,219	$41,277

Reconciling items included in GAAP operating expenses:
Stock-based compensation	(938)	(944)	(543)	(3,776)	(2,970)
Amortization and depreciation	(241)	(274)	(236)	(995)	(960)
Loss on disposal of property and equipment	—	—	(68)	—	(68)
Strategic review-related costs	(435)	—	—	(435)	—
Restructuring and severance	(338)	(104)	(70)	(714)	(202)

Total reconciling items included in GAAP operating expenses	(1,952)	(1,322)	(917)	(5,920)	(4,200)

Non-GAAP operating expenses	$9,846	$10,278	$9,263	$41,299	$37,077

Reconciliation of GAAP net income (loss) to non-GAAP adjusted EBITDA
GAAP net income (loss)	$(1,604)	$(22)	$339	$(5,489)	$(392)

Reconciling items included in GAAP net income (loss):
Income tax provision	103	20	63	164	101
Interest expense, net	76	211	42	427	143
Gain on investment	—	(132)	—	(132)	(30)
Loss on disposal of property and equipment	—	—	68	—	68
Foreign currency gains (losses), net	(209)	264	(44)	(25)	(155)
Stock-based compensation	998	989	596	3,971	3,161
Amortization and depreciation	732	732	599	2,732	2,272
Strategic review-related costs	435	—	—	435	—
Restructuring and severance	338	104	70	714	202

Total reconciling items included in GAAP net income (loss)	2,473	2,188	1,394	8,286	5,762

Non-GAAP adjusted EBITDA	$869	$2,166	$1,733	$2,797	$5,370